UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2004

SHELBOURNE I LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-16345	14-6254178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

(617) 570-4600
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On November 22, 2004, Seattle Landmark Joint Venture (“Seattle Landmark”), an entity in which Shelbourne I Liquidating Trust holds a 50% interest, sold its property to an unaffiliated third party for a gross purchase price of $20,900,000.  After satisfying closing costs and prorations, the net proceeds to Seattle Landmark were approximately $18,300,000, $9,150,000 of which is allocated to the Registrant.

The Registrant’s interest in Seattle Landmark was its sole remaining asset, other the cash.  Accordingly, it is expected that the Registrant will distribute its remaining cash, subject to maintaining sufficient reserves, of approximately $10 per liquidating trust interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of November, 2004.

SHELBOURNE I LIQUIDATING TRUST

By:	/s/ Arthur N. Queler
Arthur N. Queler
Trustee